                                                                      EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT (1)

                                               JURISDICTION OF
                                               INCORPORATION                     OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                             OR ORGANIZATION                   SUBSIDIARY DOES BUSINESS
------------------                             ---------------                   ------------------------
Scotsman Group Inc.                            Delaware                          Scotsman
                                                                                 Scotsman Commercial Ice
                                                                                  Systems, Inc.
                                                                                 Scotsman Ice Systems
                                                                                 Scotsman of Los Angeles

Austral International Pty. Ltd.(2)             Australia                         None

Austral PCR Mgmt. Services Pty.                Australia                         None
Ltd.(2)

Austral Refrigeration Pty. Limited(3)          Australia                         None

Beleggingsmaatschappij                         Netherlands                       None
    Interrub B.V.

Booth, Inc.                                    Texas                             Crystal Tips

Castel MAC, S.p.A.                             Italy                             None

Charles Needham Industries, Inc.               Texas                             None

Charles Needham Industries LP                  Delaware Limited                  Kysor Panel Systems
                                               Partnership

ComCool Refrigeration Pty. Ltd.(2)             Australia                         None

Cowley Refrigeration Ltd.(4)                   New Zealand                       None

DFC Holding Corporation                        Delaware                          None

The Delfield Company                           Delaware                          None

Frimont, S.p.A.                                Italy                             None

Hartek Awagem Vertriebsges m.b.H.              Austria                           None

Hartek Beverage Handling GmbH                  Germany                           None

Homark Holdings Ltd                            England                           None

Homark Group Ltd                               England                           None

Kysor/Bangor, Inc.                             Michigan                          None

Kysor Business Trust                           Delaware Business Trust           None

Kysor CNI, Inc.                                Michigan                          None

Kysor Industrial Corporation                   Michigan                          Kysor/Warren

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
                                               JURISDICTION OF
                                               INCORPORATION                     OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                             OR ORGANIZATION                   SUBSIDIARY DOES BUSINESS
------------------                             ---------------                   ------------------------
Kysor/Kalt, Inc.                               Michigan                          None

Kysor Warren Australia Pty. Ltd.(2)            Australia                         None

Kysor/Warren de Mexico                         Mexico                            None
 S. De R.L. De C.V.

Kysor Worldwide Corp.                          Barbados                          None

Lawrence Refrigeration Pty.(2)                 Australia                         None

Midland Techniques, Ltd.                       England                           None

QAL National Refrigeration Pty. Ltd.(2)        Australia                         None

QAL Refrigeration (SA) Pty. Ltd.(2)            Australia                         None

QAL Refrigeration (WA) Pty. Ltd.(5)            Australia                         None

Queensland Refrigeration Pty. Ltd.(5)          Australia                         None

Refrigeration Investment (MBO)                 British Virgin Islands            None

Limited

Scotsman Drink Limited                         England                           None

Scotsman Group FSC, Inc.                       Barbados                          None

Scotsman Ice Systems                           China                             None
 Shenyang Co. Ltd.

Skilmetal Australia Pty. Ltd.(6)               Australia                         None

Techni Doors Pty. Ltd.(2)                        Australia                         None

Whitlenge Acquisition Limited                  England                           None

Whitlenge Drink Equipment Limited              England                           None



------------------
         (1) Unless otherwise indicated, Scotsman has a direct or indirect 100% ownership interest in the listed subsidiaries.

         (2) 100% owned by Austral Refrigeration Pty. Ltd. ("Austral"), in which Scotsman has an indirect 53.1% ownership interest.

         (3)  Indirect 53.1% ownership interest.

         (4) 60% owned by Austral in which Scotsman has an indirect 53.1% ownership interest.

         (5) 51% owned by Austral in which Scotsman has an indirect 53.1% ownership interest.

         (6) 90% owned by Austral in which Scotsman has an indirect 53.1% ownership interest.